UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2020

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PFNX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The description in Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

Effective April 21, 2020, Pfenex Inc. (the “Company”) entered into a Deed of Assignment and Amendment (the “Deed”) with China NT Pharma Group Company Limited (“NT Pharma”), NT Pharma International Company Limited (“NT International”), and Beijing Kangchen Biological Technology Co., Ltd. (“Kangchen”), a wholly-owned subsidiary of Beijing Konruns Pharmaceutical Co., Ltd (“Konruns”). Pursuant to the Deed, the Company agreed to allow NT Pharma to assign its rights and obligations under the Development and License Agreement (the “License Agreement”) with the Company to Kangchen. Accordingly, all of NT Pharma’s rights under the License Agreement will be assigned to Kangchen, and Kangchen will assume all of NT Pharma’s obligations under the Agreement. In a related transaction, NT Pharma, through NT International, will obtain an equity interest in Kangchen and each of NT Pharma and Konruns, as the ultimate parents of Kangchen, will jointly and severally guarantee for the benefit of Pfenex the obligations of Kangchen under the License Agreement.

The License Agreement was originally entered into on April 18, 2018. A copy of the License Agreement was filed with the SEC on August 8, 2018 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated herein by reference.

The foregoing summary of the Deed does not purport to be complete and is qualified in its entirety by reference to the Deed, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: April 23, 2020	By:	/s/ Evert Schimmelpennink
Evert Schimmelpennink
Chief Executive Officer